Exhibit 4.1

PRE-FUNDED WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
OF

SIENTRA, INC.

Original Issue Date: [___]	No. [__]

FOR VALUE RECEIVED, the undersigned, Sientra, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that Deerfield Partners, L.P. or any transferee, assignee or other subsequent holder hereof (the “Holder”) is entitled to subscribe for and purchase, at the Exercise Price per share, the Warrant Share Number of duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This Warrant is issued pursuant to that certain [Amended and Restated Convertible Note, originally issued on March 11, 2020, and amended and restated on October 12, 2022 (the “Note”), as modified by that certain]1 Temporary Waiver and Exchange Agreement, dated as of October 30, 2023, between the Company, the other Loan Parties and Deerfield Partners, L.P., in its capacity as Agent for itself as a lender and as lender (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Exchange Agreement”). The Common Shares (as defined below) issuable hereunder (the “Warrant Shares”) are entitled to the benefits of the Registration Rights Agreement (as defined below). Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof or, if not specified in Section 8 hereof, the respective meanings ascribed thereto in the Exchange Agreement or the Facility Agreement, as applicable.

1. Term. The right to subscribe for and purchase Warrant Shares represented hereby commences on the Original Issue Date and shall expire at such time as this Warrant shall have been exercised in full (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Exercise of Warrant. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term by delivering to the Company (by electronic mail or otherwise in accordance with Section 11) written notice of such exercise in the form attached hereto as Exhibit A (each, an “Exercise Form”) and the applicable Exercise Price, which may be satisfied by a Cash Exercise or a Cashless Exercise (as each is defined below), for each Warrant Share as to which this Warrant is being exercised. The “Exercise Date” in respect of each exercise of this Warrant shall be defined as the date that the Exercise Form in respect of such exercise is delivered to the Company in accordance with the terms hereof. In the event that this Warrant has not been exercised in full as of the last Business Day during the Term, the Holder shall be deemed to have exercised the purchase rights represented by this Warrant in full as a Cashless Exercise as of 4:59 p.m. (New York City time) on such last Business Day (and such last Business Day shall be deemed the Exercise Date for purposes of such exercise).

1	NTD: Bracketed language will be included in Additional Warrants, but not the Exchange Warrant.

(b) Cash Exercise. The Holder may pay the Exercise Price in respect of any Warrant Share(s) in cash (a “Cash Exercise”). In the case of a Cash Exercise, within two (2) Trading Days (or, if less, the number of Trading Days comprising the Standard Settlement Period on the Exercise Date) following the Exercise Date as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Exercise Form by wire transfer or cashier’s check drawn on a United States bank.

(c) Net Issue Exercise. In lieu of paying the Exercise Price in respect of any Warrant Share(s) in cash, the Holder, at its option, may exercise this Warrant (in whole or in part) on a cashless basis by making appropriate notation on the applicable Exercise Form, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (a “Cashless Exercise”):

X	=	Y(A - B)
A

Where:	X	=	the number of the Warrant Shares to be issued to the Holder.
	Y	=	the number of Warrant Shares with respect to which the Warrant is exercised.
	A	=	the fair market value of one share of Common Stock on the Exercise Date.
	B	=	the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 2(c), the “fair market value” of one share of Common Stock on the date of determination shall mean:

(i) if the Market Price can be calculated in accordance with the definitions of “Market Price” and “Volume Weighted Average Price,” the Market Price per share of Common Stock as of the Exercise Date; and

(ii) if the Common Stock cannot be calculated in accordance with the definitions of “Market Price” and “Volume Weighted Average Price,” the fair market value of a share of Common Stock shall be such fair market value as determined in good faith by the Company in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that the Holder shall have a right to receive from the Company the calculations performed to arrive at such fair market value and a copy of the opinion of such investment banking firm and any report prepared by such investment banking firm and delivered to the Company in connection therewith.

The date of determination for purposes of this Section 2(c) shall be the date the Exercise Form is delivered by the Holder to the Company.

(d) Issuance of Warrant Shares and New Warrant. In the event of any exercise of the purchase rights represented by this Warrant in accordance with the terms hereof, the Warrant Shares issuable upon such exercise shall be delivered by the Company, (i) in the case of an exercise at a time when any of the Unrestricted Conditions is met as of the Exercise Date in respect of such Warrant Shares, by causing the Company’s designated transfer agent (“Transfer Agent”) to electronically transmit the Warrant Shares issuable upon such exercise to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (“DWAC”) system, as specified in the relevant Exercise Form, no later than the later of (x) two (2) Trading Days (or, if less, the number of Trading Days comprising the Standard Settlement Period) after the relevant Exercise Date and, (y) in the case of a Cash Exercise, one (1) Trading Day after the date the applicable aggregate Exercise Price is received by the Company, or (ii) in the case of an exercise at a time when the Warrant Shares issuable upon such exercise are required to bear a restrictive legend pursuant to Section 2(f)(ii) because none of the Unrestricted Conditions is met in respect thereof, issue and dispatch by overnight courier to the address as specified in the Exercise Form, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, within five (5) Trading Days after the relevant Exercise Date. Upon the exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, if applicable, as shall be necessary to enable the Transfer Agent to transmit to the Holder in accordance with this Section 2(d) the number of Warrant Shares issuable upon such exercise. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent in respect of the Warrant Shares and that the Warrant Shares will not contain any legend or be subject to any stop transfer or similar instruction if any of the Unrestricted Conditions is met in respect thereof. Upon the delivery of an Exercise Form in accordance with Section 2(a), the Holder shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s or its designee’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. The Holder shall not be required to physically surrender this Warrant to the Company. Execution and delivery of an Exercise Form with respect to a partial exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the remaining number of Warrant Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the Warrant Share Number (and, therefore, the number of Warrant Shares available for purchase hereunder) at any given time may be less than the amount stated herein.

(e) Transferability of Warrant. Subject to Section 2(f)(iii), this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment Form in the form attached hereto as Exhibit B. Within three (3) Trading Days of such surrender and delivery (the “Transfer Delivery Period”), the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly thereafter be cancelled. Notwithstanding anything herein to the contrary, this Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares immediately upon such assignment without having a new Warrant issued. The Holder shall pay any Transfer Taxes (as such term is defined in Section 5(b) below) imposed in connection with such transfer or assignment (if any).

(f) Restrictive Legend.

(i) The Holder understands that until such time as the Warrant Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of the certificates for such securities) (the “Securities Law Legend”):

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(ii) This Warrant and Warrant Shares (and any certificates or electronic book entries evidencing the Warrant Shares) shall not contain or be subject to (and Holder shall be entitled to removal of) any legend (or stop transfer or similar instruction) restricting the transfer thereof (including the Securities Law Legend): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such securities is effective under the Securities Act, or (B) if the Holder provides customary certifications to the effect that it has sold, or is selling substantially contemporaneously with the delivery of such certifications, such securities pursuant to such a registration statement or Rule 144 under the Securities Act, or (C) if such securities are eligible for sale under Rule 144(b)(1) under the Securities Act as set forth in customary, non-affiliate certifications provided by the Holder, or (D) if at any time on or after the date hereof that the Holder certifies that it is not a Rule 144 Affiliate and that the Holder’s holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months, or (E) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Company or as set forth in a legal opinion delivered by Katten Muchin Rosenman LLP or other nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent, promptly after the Original Issue Date, or at such other time as any of the Unrestricted Conditions has been satisfied, if required by the Transfer Agent to effect the issuance of this Warrant or the Warrant Shares, as applicable, without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions is met at the time of issuance of the Warrant Shares then such Warrant Shares shall be issued free of all legends and stop-transfer instructions. The Company agrees that following the Original Issue Date or at such other time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 2(f), it will, no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Holder to the Company or the Transfer Agent of the Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder or its designee the Warrant Shares free from all restrictive and other legends (or similar notations) by crediting the account of the Holder’s prime broker with DTC, through its DWAC system. The Company acknowledges and agrees that, if the Holder delivers a certification that it is not an “affiliate” of the Company (as such term is used under Rule 144 under the Securities Act) and has not been an Affiliate for a period of three months, then from and after the delivery thereof, the Holder shall be deemed to have certified that it is not an “affiliate” of the Company (as such term is used under Rule 144 under the Securities Act) upon each delivery of an Exercise Form, unless the Holder otherwise advises the Company in writing. For purposes of Rule 144 under the Securities Act and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that (X) this Warrant shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, on March 11, 2020 (i.e., the date of issuance of the Note in respect of which this Warrant was issued), and (Y) the Warrant Shares issuable upon any exercise of this Warrant pursuant to a Cashless Exercise shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, on such date. The Holder, by acceptance hereof, acknowledges and agrees that the removal of any restrictive legends from any securities as set forth in this Section 2(f)(ii) is predicated upon the Company’s reliance that the Holder will sell such securities pursuant to either the registration requirements of the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold while such registration statement is effective and available for resales of such securities, in compliance with the plan of distribution set forth therein.

(iii) The Holder covenants that it will not sell or otherwise transfer any Warrants or Warrant Shares except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration and prospectus-delivery requirements of the Securities Act.

(g) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. If pursuant to an exercise of this Warrant the Holder would be entitled to a fractional Common Share, then either (i) the number of Common Shares issuable upon such exercise shall be rounded up to the next higher whole number of Common Shares or (ii) the Company will pay, in lieu of delivering such fractional share, a cash amount equal to the product of the related fraction and the Volume Weighted Average Price per share of Common Stock on the trading day immediately before the related Exercise Date.

(h) Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

(i) No Rights of Stockholders. Except as otherwise provided herein, including in Section 4(b), the Holder shall not be entitled to vote or be otherwise deemed the holder of Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose under this Agreement, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings.

(j) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant (or issue any Warrant Shares thereupon), and the Holder shall not have the right to exercise any portion of this Warrant or acquire Warrant Shares pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such exercise as contemplated by the applicable Exercise Form, the number of Common Shares then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein), would exceed 4.985% of the total number of Common Shares issued (excluding treasury shares) (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage beneficially owned by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, the Holder may rely on the number of outstanding Common Shares as set forth in the Company’s most recent annual report filed with the SEC, or any report filed by the Company with the SEC subsequent thereto, in each case, unless the Company has confirmed to the Holder the number of Common Shares outstanding as provided in the next sentence (in which case the Holder may rely upon such confirmation); provided, that the number of outstanding shares of Common Stock for such purposes shall be determined after giving effect to the exercise or conversion of securities of the Company, including this Warrant, any other warrants and any convertible notes, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm in writing to the Holder the number of Common Shares then outstanding. Each delivery of an Exercise Form by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of Common Shares requested in such Exercise Form is permitted under this paragraph.

(k) Cash Damages for Failure to Timely Issue Warrant Shares. If by the first (1st) Trading Day following the expiration of the Delivery Period, the Company shall fail to issue and deliver a certificate to the Holder for, or, if as required by Section 2(d) hereof the Transfer Agent shall fail to credit the Holder’s or its designee’s balance account with DTC with, the applicable number of Warrant Shares (in each case, free of any restrictive legend, provided that any Unrestricted Condition is satisfied), then, in addition to all other available remedies that the Holder may pursue hereunder and under the Exchange Agreement or otherwise at law or in equity, the Company shall pay additional damages to the Holder, in cash, for each thirty (30) day period after the Delivery Period such exercise is not timely effected in an amount equal to (prorated for any partial period) one and one-half percent (1.5%) of the product of (I) the number of Warrant Shares not issued and delivered to the Holder (in each case, free of any restrictive legend, provided, that any Unrestricted Condition is satisfied) or its designee prior to the expiration of the Delivery Period and to which the Holder is entitled and (II) the Volume Weighted Average Price of a share of Common Stock on the last day of the Delivery Period. Alternatively, in lieu of foregoing damages but in addition to any other rights or remedies available to the Holder under this Warrant or the Exchange Agreement or otherwise at law or in equity, at the written election of the Holder made in the Holder’s sole discretion, if, on or after the last day of the Delivery Period in respect of such Exercise, the Holder or its brokerage firm purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder was entitled to receive upon such exercise (such purchased shares, “Buy-In Shares”), the Company shall (1) be obligated to promptly pay to the Holder (in addition to all other available remedies that the Holder may otherwise have), 105% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for such Buy-In Shares exceeds (B) the net proceeds received by the Holder from the sale of a number of shares equal to up to the number of Warrant Shares such Holder was entitled to receive but had not received on or before the last day of such Delivery Period Date, and (2) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (and refund the Exercise Price therefor, to the extent paid by Holder), or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. If the Company fails to pay the additional damages set forth in this Section 2(k) within five (5) Trading Days of the date incurred, then the Holder shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Common Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Exercise Price applicable to the exercise of the Warrant to which the additional damages relate. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Common Shares upon exercise of this Warrant as required pursuant to the terms hereof.

(l) Void Exercise Form. If for any reason the Holder has not received all of the Warrant Shares (free of any restrictive legend, provided that any Unrestricted Condition is satisfied) prior to the fifteenth (15th) Business Day after the expiration of the Delivery Period with respect to an exercise of this Warrant in accordance with Section 2(d), then the Holder, upon written notice to the Company by facsimile or electronic mail (a “Void Exercise Notice”), may void its Exercise Form with respect to, and retain or have returned, as the case may be, any portion of this Warrant with respect to which Warrant Shares have not been delivered pursuant to the Holder’s Exercise Form; provided, that the voiding of the Holder’s Exercise Form shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such Void Conversion Notice pursuant to Section 2(k).

3. Certain Representations and Agreements. The Company represents, covenants and agrees:

(a) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b) All Warrant Shares issuable upon the exercise of, or otherwise pursuant to, this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company, and free from all taxes, liens and charges. As of the Original Issue Date, the Company has reserved from its authorized and unissued Common Shares, exclusively for issuance upon exercise of this Warrant, and from and after the Original Issue Date the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting exercises of this Warrant, such number of Common Shares as shall from time to time be sufficient to effect the exercise of this Warrant in full for cash (without giving effect to the Beneficial Ownership Limitation); and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the exercise of this Warrant in full, the Company will use reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including, without limitation, calling a special meeting of stockholders and/or any other relevant corporate body to amend the Company’s charter increasing the authorized share capital of the sufficiently high to meet the Company’s obligations under this Section 3(b).

(c) The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of the Company’s capital stock may be listed at the time of such exercise.

(d) The Company will procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the principal stock exchange on which the Common Stock is then listed or traded.

4. Adjustments and Other Rights. The Exercise Price and Warrant Share Number shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an adjustment or distribution under more than one subsection of this Section 4 so as to result in duplication.

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall at any time or from time to time (i) pay or make a dividend or make a distribution on its Common Stock in Common Shares, (ii) split, subdivide or reclassify the outstanding Common Shares into a greater number of shares or (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares, the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of Common Shares which such Holder would have owned or been entitled to receive in respect of the Common Shares subject to this Warrant after such date had such Holder held a number of Common Shares equal to the Warrant Share Number immediately prior to such record date or effective date, as the case may be. In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the Warrant Share Number before the adjustment determined pursuant to the immediately preceding sentence and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence.

(b) Distributions. Notwithstanding anything to the contrary contained herein (including, for the avoidance of doubt, Section 2(i)), the Holder, as the holder of this Warrant, shall be entitled to receive, and shall be paid by the Company, any dividend paid or distribution of any kind made to the holders of Common Stock, other than a dividend or distribution resulting in an adjustment pursuant to Section 4(a), to the same extent as if the Holder had exercised this Warrant in full in a Cash Exercise (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance) and had held such Warrant Shares on the record date for such dividend or distribution (or, if there is no record date therefor, on the date of such dividend or distribution). Payments or distributions under this Section 4(b) shall be made concurrently with the dividend or distribution to holders of the Common Stock. For the avoidance of doubt, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), and such grant, issuance or sale does not result in a dividend or distribution resulting in an adjustment pursuant to Section 4(a), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise in full of this Warrant (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) Organic Change.

(i) If, at any time while this Warrant is outstanding an Organic Change is consummated or otherwise occurs, then, upon exercise of this Warrant, the Holder shall be entitled to receive in lieu of (or in addition to, as the case may be) the Warrant Shares, the kind and amount of securities, cash or other property of the Company or the Successor Entity, as the case may be, resulting from such Organic Change, which a Holder of the Warrant Share Number (at the time of such Organic Change and, for the avoidance of doubt, without regard to the Beneficial Ownership Limitation or any other restriction or limitation on exercise) of Warrant Shares would have been entitled to receive upon consummation of such Organic Change if such Warrant Shares had been outstanding immediately prior to such Organic Change; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted (pursuant to a written agreement in form and substance reasonably satisfactory to Required Holders) so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. If holders of Common Shares are given any choice as to the kind and/or amount of stock and/or other securities or property (including cash) to be received in an Organic Change, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Organic Change.

(ii) The Company shall cause any acquiring, surviving or successor entity in an Organic Change in which the Company does not survive as the parent entity (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Registration Rights Agreement in accordance with the provisions hereof and thereof pursuant to written agreements in form and substance approved by the Required Holders (which approval shall not be unreasonably withheld, conditioned or delayed), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant. Upon the occurrence of any such Organic Change in which there is a Successor Entity, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Organic Change, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the Registration Rights Agreement with the same effect as if such Successor Entity had been named as the Company herein and therein.

(d) Other Events. If any event of the type contemplated by the provisions of Section 4(a), 4(b), or 4(c) or any other provision hereof that provides for an adjustment of Exercise Price, the Warrant Share Number, or the number and class of shares of capital stock issuable upon exercise of this Warrant, but not expressly provided for by any such provision occurs, then the Company shall make an appropriate adjustment in the Exercise Price, the Warrant Share Number and/or number and class of shares of capital stock issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with such provisions; provided, that no such adjustment shall increase the Exercise Price or decrease the Warrant Share Number except as otherwise determined pursuant to the express provisions of Section 4(a).

(e) Calculations. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (l/10th) of a share, as the case may be.

(f) Notice of Adjustments. Whenever the Exercise Price or the Warrant Share Number shall be adjusted as provided in this Section 4, the Company shall as promptly as practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price and Warrant Share Number that shall be in effect after such adjustment.

(g) Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(h) Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take such actions as are necessary, which may include obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable Common Shares (and any other securities, if applicable) that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

5. Taxes; HSR.

(a) Taxes. The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from the issuance of this Warrant and any payment or issuance made under, from the execution, delivery, performance, enforcement or otherwise with respect to, this Warrant, including upon the issuance of Warrant Shares or other securities issued upon the exercise hereof.

(b) HSR Submissions.  If the Holder determines in good faith that the exercise of this Warrant is subject to notification under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), each of the Company and the Holder agrees to (i) cooperate with the other party in the other party’s preparing and making such submission and any responses to inquiries of the Federal Trade Commission (“FTC”) and/or Department of Justice (“DOJ”); and (ii) prepare and make any submission required to be filed by the Company or the Holder, as applicable, under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith. The Company shall pay, or reimburse the Holder for, the costs of any required filing fees for any submissions under the HSR Act. Where the Holder notifies the Company that, pursuant to this section, the Holder has determined that an HSR filing is required, the Company shall not issue Warrant Shares until the expiration or early termination of the applicable waiting period under the HSR Act.

6. Dispute Resolution. In the case of a dispute between the Company and the Holder as to the determination of the Exercise Price, Market Price or Volume Weighted Average Price, the Company shall issue, or instruct the Transfer Agent to issue, as applicable, to the Holder the number of Warrant Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via email within two (2) Business Days of receipt or deemed receipt of the Holder’s Exercise Form or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Exercise Price, Market Price or Volume Weighted Average Price within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via email (A) the disputed determination of the Exercise Price, Market Price or Volume Weighted Average Price, as applicable, to an independent, reputable investment banking firm selected by the Company and subject to the approval of the Required Holders (such consent not to be unreasonably withheld, conditioned or delayed), or (B) in the case of a dispute as to the arithmetic calculation of the Exercise Price or the arithmetic calculation of the Volume Weighted Average Price, to an independent registered public accounting firm selected by the Company and, if not the Company’s auditors, subject to the approval of the Required Holders, as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. Neither the Holder nor the Company shall have the right to dispute any determination pursuant to the provisions of this Section 6 unless such party notifies the other party of such dispute in writing no later than two (2) Business Days after the other party notifies the Holder or the Company, as applicable, in writing of such determination.

7. Frustration of Purpose. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall not issue any preferred stock (or other capital stock) that contains, or provides any holder thereof with, any redemption rights or obligations (or similar features) or any liquidation preference (other than on an as-converted to Common Stock basis or a de minimis preference necessary to comply with the Delaware General Corporation Law), is convertible into Common Stock at a rate that “floats” or varies based upon the trading price of the Common Stock or otherwise contains rights or other terms in priority to the rights and terms of the Common Stock, and (iii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant. Nothing in this Section 7 shall be deemed to limit or otherwise affect the Company’s ability to issue or sell Common Stock.

8. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Action” means any legal, regulatory or administrative proceeding, suit, investigation, arbitration or action.

“Rule 144 Affiliate” means, with respect to any person as of the applicable time of determination, that such person is not as of such time, and has not been at any time during the preceding three months, a “person” that is an “affiliate” of the Company within the meaning of Rule 144.

“Beneficial Ownership Limitation” has the meaning specified in Section 2(j) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close; provided, however, for clarification, bank institutions shall not be deemed to be authorized or obligated by law or executive order to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Cash Exercise” has the meaning specified in Section 2(b) hereof.

“Cashless Exercise” has the meaning specified in Section 2(c) hereof.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable law.

“Closing Price” means, for any security as of any Trading Day, the closing (last sale) price per share for such security on its Principal Market on such Trading Day (at the end of regular trading hours on such Principal Market), as reported by Bloomberg, or if no closing price per share is reported for such security by Bloomberg, the average of the last bid and last ask price (or if more than one in either case, the average of the average last bid and average last ask prices) per share for such security on such Trading Day as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If such security is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, then the Closing Price for such security will be the average of the mid-point of the last bid and last ask prices per share for such security in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group or similar organization. If the Closing Price cannot be calculated for a security on such date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value per share of such security as determined in good faith by the Company in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company (at its sole cost and expense) for this purpose; provided, that (i) the Holder shall have a right to receive from the Company the calculations performed to arrive at such fair market value and a copy of each valuation used in connection therewith, and (ii) to the extent the most recent such valuation is made as of a date that precedes the date for which the Closing Price is being determined, the Closing Price shall be adjusted to reflect subsequent events that occur after the date of such valuation.

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning specified in the preamble hereof.

“Company” has the meaning specified in the preamble hereof.

“Delivery Period” means, in respect of each exercise of the Holder’s purchase right hereunder, the period commencing on the delivery of an Exercise Form in respect of such exercise and ending on the deadline for delivery of the applicable Warrant Shares as set forth in Section 2(e).

“DTC” has the meaning specified in Section 2(d) hereof.

“DWAC” has the meaning specified in Section 2(d) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning specified in Section 2(a) hereof.

“Exercise Form” has the meaning specified in Section 2(a) hereof.

“Exercise Price” means $0.01, subject to adjustment as set forth herein.

“Holder” means the Person or Persons who shall from time to time own this Warrant.

“Market Price” means, with respect to a share of Common Stock or any other security, on any given day, the arithmetic average of the Volume Weighted Average Price (as defined below) of the Company’s Common Stock or such security on each of the five (5) consecutive Trading Days ending immediately prior to the Exercise Date or other date of determination (or, for the avoidance of doubt, for purposes of the determination of the Market Price in the case of an exercise of this Warrant, or any other event, occurring on a Trading Date after the end of regular trading hours on the applicable exchange or trading market, ending on such Exercise Date or other date of determination). In the event that a Stock Event is consummated during any period for which the arithmetic average of the Volume Weighted Average Prices is to be determined, the Volume Weighted Average Price for all Trading Days during such period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

“Organic Change” means any merger, consolidation, business combination, recapitalization, reorganization, reclassification, spin-off or other transaction other than a transaction subject to Section 4(a), in each case, that is effected in such a way that the outstanding Common Shares are converted into, are exchanged for or become the right to receive (either directly or upon subsequent liquidation) cash, securities or other property.

“Original Issue Date” means the date this Warrant is originally issued pursuant to the Exchange Agreement.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Principal Market” means the principal securities exchange or trading market for such security.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of October 12, 2022, among the Company, Deerfield Partners, L.P., and any other Investors (as defined therein) from time to time signatory thereto, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Required Holders” means, as of any date of determination, the holders of a majority-in-interest of the Warrants as of such date.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.

“Stock Event” means any stock split or other subdivision of outstanding Common Stock, combination of outstanding Common Stock (including by reverse stock split), reclassification, payment of a stock dividend in Common Shares, recapitalization, or other similar transaction of such character that Common Shares shall be changed into or become exchangeable for a larger or smaller number of Common Shares.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means any day on which the Common Shares are traded for any period on the Nasdaq Global Select Market, or if the Common Shares are no longer listed on the Nasdaq Global Select Market on the other United States securities exchange or market on which the Common Shares are then being principally traded. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Delivery Failure” means the Company has failed to deliver a Warrant within any applicable Transfer Delivery Period.

“Unrestricted Conditions” has the meaning specified in Section 2(f)(ii) hereof.

“Volume Weighted Average Price” means, with respect to a share of Common Stock or any other security as of any date, the volume weighted average sale price on the principal United States exchange or market on which the Common Stock or such security is then being traded as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Required Holders and the Company (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTC Bulletin Board, the OTCQX Market, the OTCQB Market or Pink Open Market of OTC Markets Group (or, in each case, any successor to such market).

“Warrant” means this Warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(d) hereof.

“Warrant Share Number” means [                     ], subject to adjustment as set forth herein, including reduction for each Common Share as to which this Warrant has been exercised (whether pursuant to a Cash Exercise or a Cashless Exercise) hereunder (subject to the Company’s compliance with its obligations with respect to each such exercise under Section 2 hereof).

“Warrant Shares” has the meaning set forth in the preamble.

“Warrants” means, collectively, this Warrant and each other warrant issued in exchange, transfer or replacement hereof or thereof, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time.

9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Required Holders, and all amendments and waivers so approved shall be binding upon holders of all warrants issued pursuant to the Credit Agreement.

10. Governing Law; Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL. This Warrant and all matters concerning the construction, validity, enforcement and interpretation hereof or otherwise relating hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. All Actions arising out of or relating to this Warrant shall be heard and determined in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 10 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Warrant shall be effective if notice is given by overnight courier at the address set forth in Section 11 of this Warrant. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Warrant in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Warrant or the Exchange Agreement, and this right of specific enforcement is an integral part of the terms of this Warrant. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Exchange Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief). THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS WARRANT.

11. Notices. All notices, requests, claims, demands and other communications under this Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11):

(a)	If to the Holder:

c/o Deerfield Management Company, L.P. 345 Park Avenue South, 12th Floor New York, NY 10010 Attn: Legal Department E-mail: legalnotice@deerfield.com

With a copy to (which copy alone shall not constitute notice):

Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, IL 60661 Attn: Mark D. Wood and Jonathan D. Weiner Email: mark.wood@katten.com, jonathan.weiner@katten.com or at such other address or contact information delivered by the Holder to the Company in writing.

(b)	If to the Company:

Sientra, Inc. 3333 Michelson Drive, Suite 650 Irvine, CA 92612 Email: oliver.bennett@sientra.com Attn: Oliver Bennett, Esq.

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Email: ngreenblatt@kirkland.com and jennifer.lee@kirkland.com Attn: Nicole Greenblatt and Jennifer Lee

In connection with any exercise or assignment of this Warrant, no ink-original Exercise Form or Assignment Form, as applicable, shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form or Assignment Form be required.

12. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and permitted assigns (subject to Section 2(e) with respect to the Holder); provided that the Company shall not assign its obligations under this Warrant.

13. Modification and Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of this Warrant, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Warrant and the application of such provision to other Persons, entities or circumstances will not be affected by such invalidity or unenforceability.

14. Material Nonpublic Information. Upon receipt or delivery by the Company of any notice pursuant to this Warrant, including, as applicable, any Default Notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material nonpublic information relating to the Company or its subsidiaries, if requested by Holder, the Company shall within two (2) Trading Days after any such receipt or delivery, publicly disclose such material nonpublic information in a report on Form 8-K or otherwise in a filing with the SEC. Without derogating from the immediately previous sentence, in the event that the Company believes that any notice delivered to the Holder contains material nonpublic information relating to the Company, the Company shall so indicate to the Holder prior to the delivery of such notice, and such indication shall provide the Holder the means to refuse to receive such notice; and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material nonpublic information relating to the Company. The provisions of this Section 14 are in addition to, and shall in no way limit, the provisions of Section 5.18 of the Facility Agreement.

15. Interpretation.

(a) When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof’ when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Warrant shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States. References to a Person are also to its successors and permitted assigns. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Warrant, the date that is the reference date in calculating such period shall be excluded (and, unless otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

[Signature pages follow]

IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated: [____]

SIENTRA, INC.

By:
Name:
Title:

[Signature Page to Pre-funded Warrant]

EXHIBIT A

FORM OF EXERCISE NOTICE
(To be executed by the registered holder hereof)

Reference is made to the Warrant to Purchase Common Shares of Sientra, Inc. No. W-[_] (the “Warrant”).

The undersigned hereby irrevocably exercises the Warrant with respect to shares of common stock, par value $0.01 per share (the “Common Stock”), of Sientra, Inc., a Delaware corporation (the “Company”).

Check the applicable box:

☐	The undersigned is exercising the Warrant with respect to [_______] shares of Common Stock pursuant to a Cashless Exercise, and makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of the Warrant applicable to such Cashless Exercise.

☐	The undersigned is exercising the Warrant with respect to [__________] shares of Common Stock pursuant to a Cash Exercise. [IF APPLICABLE: The undersigned hereby encloses, or has delivered by wire transfer to an account designated by the Company, $____ as payment of the Exercise Price.]

1.	The undersigned requests that [any stock certificates for such shares be issued free of any restrictive legend, if appropriate,]/[the shares be credited to the Holder’s account with its prime broker by DWAC to the account specified below] [and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.]

2.	Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated: _______________

Please issue shares of Common Stock in the following name and to the following address:

Issue to (print name):

Email Address:

DTC Details (if applicable):

Address for Stock Certificates (if applicable):

EXHIBIT B

ASSIGNMENT FORM
(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto              the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint             , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature
Address

PARTIAL ASSIGNMENT
(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto             the right to purchase               Common Shares issuable upon exercise of the attached Warrant, and does irrevocably constitute and appoint                , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature
Address